Exhibit 99.1

i2 Reports Second Quarter 2009 Results

DALLAS – August 6, 2009 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced the following results for the second quarter of 2009:

•	Total revenue was $57.1 million
•	Total costs and expenses were $44.0 million
•	Net income applicable to common stockholders was $9.8 million
•	Diluted earnings per share (GAAP) were $0.36
•	Non-GAAP diluted earnings per share were $0.40 (excluding stock option expense)
•	Cash flow from operations was $14.6 million
•

Total bookings of $61.6 million, including $14.4 million in software solutions bookings (total bookings includes $23.5 million in multi-year agreements with an average term of slightly less than 3 years)

“We are pleased with our operating and financial results in the second quarter,” stated i2 Chief Executive Officer Jackson L. Wilson, Jr. “During the quarter we announced the availability of Planning on Demand, a software-as-a-service offering initially targeted at growing fabless semiconductor companies. This solution is our second SaaS offering, after our successful transportation offering, FreightMatrix, and we have identified the next areas of investment within our solution portfolio for other products that are adaptable to the SaaS delivery model. Included in our bookings results is the extension of our relationship with a supply chain leader customer, as well as a few other multi-year agreements, which we believe are a testament to the confidence and commitment our customers place in us and a reflection of the value they receive from our market-leading solutions and delivery excellence.”

“Our financial results for the second quarter are highlighted by strong profitability and cash flow from operations that reflect the full benefit of the operational efficiencies and cost reduction actions taken in the beginning of the year,” stated i2 Executive Vice President and Chief Financial Officer Mike Berry. “With more than $20 million in cash flow from operations in the first half of the year, combined with our strong balance sheet, we are now identifying operational and strategic investment opportunities that we believe will position us for growth,” concluded Berry.

Second Quarter Results

Revenue Detail

Total revenue for the second quarter was $57.1 million as compared to $64.7 million in the second quarter of 2008, a decrease of $7.7 million or 12 percent.

i2 had total second quarter software solutions revenue, which includes core and recurring license revenue and revenue to develop the licensed functionality, of $15.3 million. This compares to $12.6 million of software solutions revenue in the second quarter of 2008, an increase of $2.7 million or 21 percent year-over-year.

Services revenue in the second quarter was $23.6 million, a decrease of $6.9 million or 23 percent compared to the $30.5 million of services revenue in the second quarter of 2008. Services revenue includes fees received from consulting and training services and arrangements to customize or enhance previously purchased licensed software as well as reimbursable expenses.

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i2 Reports Second Quarter 2009 Results

Second quarter maintenance revenue was $18.2 million, a decrease of 16 percent from $21.7 million in the comparable prior year quarter.

Costs and Expenses

Costs and expenses, subtotal, excludes amounts related to the company’s intellectual property patent infringement lawsuits (external litigation expenses in the 2009 period related to the Oracle litigation and external litigation expenses and settlement benefit in the 2008 period related to the SAP litigation). Costs and expenses, subtotal for the second quarter of 2009 were $43.8 million, a 28 percent decrease compared to $60.7 million in the second quarter of 2008. Costs and expenses in the second quarter of 2009 included $2.5 million in stock-based compensation expense, which includes $1.2 million in expense related to stock options and $1.3 million in expense related to restricted stock units.

Total costs and expenses for the second quarter of 2009 were $44.0 million as compared to a benefit of $20.6 million in the same period in 2008. Total costs and expenses in the second quarter of 2008 included a benefit of $81.3 million, net of external patent litigation expenses, related to the company’s intellectual property settlement with SAP.

Net Income

The company reported second quarter 2009 net income applicable to common stockholders of $9.8 million, or $0.36 per diluted share. This compares to $80.2 million, or $3.03 per diluted share, in net income applicable to common stockholders in the second quarter of 2008. The second quarter of 2008 net income applicable to common stockholders amount includes $79.9 million, net of external litigation expenses and applicable taxes, from the intellectual property settlement.

First Half 2009 Results

For the six months ended June 30, 2009, total revenues were $113.4 million, a decrease of 11 percent as compared to $127.3 million for the same period in 2008.

Software solutions revenue increased 5 percent to $25.5 million for the six months ended June 30, 2009 compared to $24.2 million in the first half of 2008. Services revenue was $50.4 million in the first half of 2009 compared to $59.4 million in the first half of 2008, a decrease of 15 percent. Maintenance revenue decreased 14 percent to $37.6 million in the first half of 2009 compared to $43.7 million in the comparable period in 2008.

Costs and expenses, subtotal for the six months ended June 30, 2009 decreased 20 percent to $94.5 million as compared to $117.8 million in the first half of 2008. Costs and expenses for the six months ended June 30, 2009 included $5.0 million in stock-based compensation expense, which includes $2.8 million in expense related to stock options and $2.2 million in expense related to restricted stock units.

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i2 Reports Second Quarter 2009 Results

Total costs and expenses for the six months ended June 30, 2009 were $94.7 million as compared to $37.9 million in the same period in 2008. The six months ended June 30, 2008 amount reflects a benefit of $79.9 million, net of external patent litigation expenses, related to the company’s intellectual property settlement with SAP.

The company reported net income applicable to common stockholders of $11.7 million or $0.43 per diluted share for the six months ended June 30, 2009. This compares to $82.3 million or $3.11 per diluted share in net income applicable to common stockholders in the comparable period in 2008. The six months ended June 30, 2008 amount includes $78.4 million, net of external litigation expenses and applicable taxes, from the intellectual property settlement.

Non-GAAP Diluted Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies.

Non-GAAP diluted earnings per share applicable to common stockholders in the second quarter of 2009 were $0.40, compared to $0.03 per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share applicable to common stockholders for the six months ended June 30, 2009 were $0.58, compared to $0.20 per diluted share in the comparable period in 2008 on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense; the impact of FSP APB 14-1 adoption; the net loss on the repurchase of the company’s 5% senior convertible notes due to the write-off of unamortized discount and debt issuance costs partially offset by the repurchase of the notes below par value; and the effect of the intellectual property settlement, net of the impact of taxes applicable to the settlement.

A full reconciliation of GAAP to non-GAAP financial measures can be found in Schedule A included with this release.

Other Financial Information

On June 30, 2009, i2’s total cash balance was $181.5 million (including restricted cash of $6.7 million), an increase of $15.0 million from March 31, 2009. The increase in the cash balance reflects the positive cash flow from operations generated in the quarter.

The company generated cash flow from operations of $14.6 million in the second quarter of 2009, bringing the first half of 2009 cash flow from operations to $22.3 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until the company files its second quarter 2009 Form 10-Q.

Earnings Conference Call and Webcast Information

The i2 management team will host a live conference call with investors today, Aug 6 at 10:00 a.m. ET to discuss the second quarter 2009 financial results. Investors and other interested parties may access the call via webcast through the company’s Web site at http://www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 106794. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

Throughout its more than 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross-section of industries. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s ability to execute upon its internal plans and improve operational efficiencies. These forward-looking statements are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding, and involve risks and uncertainties that may cause actual results to differ from those projected, including, without limitation, the risk that (i) we will be unable to develop new products or develop and generate additional demand for our existing products, (ii) we will be unable to remain competitive, (iii) our strategy to sell new software solutions may not be successful, (iv) product quality, performance claims and other litigation may have a material adverse effect on our relationships with customers and our business, and (v) key personnel leave the company or the company is unable to attract, train and retain additional personnel. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K for the year ended December 31, 2008. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(unaudited)

	June 30, 2009	December 31, 2008
		(as Restated) *
ASSETS
Current assets:
Cash and cash equivalents	$174,878	$238,013
Restricted cash	6,654	5,777
Accounts receivable, net	20,989	25,846
Other current assets	7,203	9,477

Total current assets	209,724	279,113

Premises and equipment, net	3,772	4,915
Goodwill	16,684	16,684
Non-current deferred tax asset	5,312	7,289
Other non-current assets	3,789	5,024

Total assets	$239,281	$313,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,587	$4,855
Accrued liabilities	14,768	15,116
Accrued compensation and related expenses	14,239	18,679
Deferred revenue	52,202	53,028

Total current liabilities	84,796	91,678

Total long-term debt, net	—	64,520
Taxes payable	5,503	6,948

Total liabilities	90,299	163,146

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized 111 issued and outstanding at June 30, 2009 and 109 issued and outstanding at December 31, 2008	108,177	106,591
Common stock, $0.00025 par value, 2,000,000 shares authorized, 22,063 and 21,895 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	6	5
Additional paid-in capital	10,483,619	10,498,453
Accumulated other comprehensive income	2,196	1,509
Accumulated deficit	(10,445,016)	(10,456,679)

Net stockholders’ equity	148,982	149,879

Total liabilities and stockholders’ equity	$239,281	$313,025

*	2008 period restated to reflect the adoption of FSP APB 14-1

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		(as Restated) *		(as Restated) *
Revenues:
Software solutions	$15,269	$12,569	$25,472	$24,241
Services	23,598	30,508	50,351	59,350
Maintenance	18,188	21,651	37,608	43,713

Total revenues	57,055	64,728	113,431	127,304

Costs and expenses:
Cost of revenues:
Software solutions	2,625	2,874	4,322	5,488
Services	14,990	23,624	32,576	46,095
Maintenance	2,137	2,655	4,623	5,498
Amortization of acquired technology	—	—	—	4
Sales and marketing	9,047	13,072	18,956	25,022
Research and development	6,689	7,541	13,764	15,174
General and administrative	8,294	10,919	17,263	20,428
Amortization of intangibles	—	25	25	50
Restructuring charges and adjustments	(11)	—	2,995	—

Costs and expenses, subtotal	43,771	60,710	94,524	117,759
Intellectual property settlement, net	192	(81,315)	192	(79,860)

Total costs and expenses (benefit)	43,963	(20,605)	94,716	37,899

Operating income	13,092	85,333	18,715	89,405

Non-operating income (expense), net:
Interest income	66	932	196	2,127
Interest expense	—	(1,864)	(899)	(3,725)
Foreign currency hedge and transaction losses, net	(290)	(464)	(831)	(605)
Loss on extinguishment of debt	—	—	(892)	—
Other income (expense), net	64	(236)	(79)	481

Total non-operating (expense), net	(160)	(1,632)	(2,505)	(1,722)

Income before income taxes	12,932	83,701	16,210	87,683
Income tax expense	2,344	2,714	2,961	3,842

Net income	$10,588	$80,987	$13,249	$83,841

Preferred stock dividend and accretion of discount	797	776	1,586	1,552

Net income applicable to common stockholders	$9,791	$80,211	$11,663	$82,289

Net income per common share applicable to common stockholders:

Basic	$0.37	$3.07	$0.44	$3.16
Diluted	$0.36	$3.03	$0.43	$3.11
Weighted-average common shares outstanding:

Basic	26,814	26,105	26,774	26,080
Diluted	27,166	26,475	26,886	26,459

*	2008 periods restated to reflect the adoption of FSP APB 14-1

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2009	2008
		(as Restated) *
Cash flows from operating activities:
Net income	$13,249	$83,841
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt issuance expense	84	344
Debt discount accretion	389	1,565
Loss on extinguishment of debt	892	—
Depreciation and amortization	1,494	1,850
Stock based compensation	5,045	5,872
Loss on disposal of premises and equipment	234	144
(Benefit) provision for bad debts charged to costs and expenses	(24)	173
Deferred income taxes	1,465	1,398
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	4,795	(4,033)
Other assets	2,634	(86,212)
Accounts payable	(1,414)	1,769
Taxes payable	(865)	2,055
Accrued liabilities	(405)	1,178
Accrued compensation and related expenses	(4,535)	(119)
Deferred revenue	(702)	10,575

Net cash provided by operating activities	22,336	20,400

Cash flows (used in) provided by investing activities:
Restrictions (placed) released on cash	(877)	1,788
Purchases of premises and equipment	(622)	(562)
Proceeds from sale of premises and equipment	68	17

Net cash (used in) provided by investing activities	(1,431)	1,243

Cash flows (used in) provided by financing activities:
Repurchase of debt and equity conversion feature	(84,814)	—
Net proceeds from common stock issuance from options and employee stock purchase plans	375	112

Net cash (used in) provided by financing activities	(84,439)	112

Effect of exchange rates on cash	399	328

Net change in cash and cash equivalents	(63,135)	22,083
Cash and cash equivalents at beginning of period	238,013	120,978

Cash and cash equivalents at end of period	$174,878	$143,061

Supplemental cash flow information
Interest paid	$1,053	$2,156
Income taxes paid (net of refunds received)	$3,078	$882
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$1,586	$1,552

*	2008 period restated to reflect the adoption of FSP APB 14-1

SCHEDULE A TO PRESS RELEASE

August 6, 2009

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Operating Income

GAAP operating income	$13,092	$85,333	$18,715	$89,405
GAAP operating margin	22.9%	131.8%	16.5%	70.2%

Add: stock option expense	1,143	1,956	2,820	3,975
Less: intellectual property settlement	—	83,333	—	83,333

Non-GAAP operating income	$14,235	$3,956	$21,535	$10,047
Non-GAAP operating margin	24.9%	6.1%	19.0%	7.9%

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net income applicable to common stockholders

GAAP net income applicable to common stockholders	$9,791	$80,211	$11,663	$82,289

Add: stock option expense	1,143	1,956	2,820	3,975
Less: intellectual property settlement	—	83,333	—	83,333
Add: non-cash effect of incremental non-operating expense from APB 14-1 adoption	—	529	265	1,053
Add: loss on extinguishment of debt *	—	—	892	—
Add: tax effect of intellectual property settlement	—	1,421	—	1,421

Non-GAAP net income applicable to common stockholders	$10,934	$784	$15,640	$5,405

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Diluted earnings per share applicable to common stockholders **

GAAP diluted earnings per share applicable to common stockholders	$0.36	$3.03	$0.43	$3.11

Add: stock option expense	$0.04	$0.07	$0.10	$0.15
Less: intellectual property settlement	—	$3.15	—	$3.15
Add: non-cash effect of incremental non-operating expense from APB 14-1 adoption	—	$0.02	$0.01	$0.04
Add: loss on extinguishment of debt *	—	—	$0.03	—
Add: tax effect of intellectual property settlement	—	$0.05	—	$0.05

Non-GAAP diluted earnings per share applicable to common stockholders	$0.40	$0.03	$0.58	$0.20

Diluted share count	27,166	26,475	26,886	26,459

*	Loss on extinguishment of debt represents the write-off of unamortized discount and debt issuance costs, partially offset by the repurchase of the notes below par value.
**	Non-GAAP EPS amounts may vary from GAAP EPS amounts and adjustments due to rounding

SCHEDULE B TO PRESS RELEASE

August 6, 2009

KEY PERFORMANCE INDICATORS

(unaudited)

	2Q 08	3Q 08	4Q 08	1Q 09	2Q 09
Software solutions bookings ($ in millions) (1)	$8.3	$5.1	$7.8	$24.1	$14.4
Services and maintenance bookings ($ in millions)	$55.7	$41.4	$41.7	$42.4	$47.2

Total contract value of bookings ($ in millions) (2)	$64.1	$46.5	$49.5	$66.5	$61.6

Dollar value of multi-year agreements included in total contract value of bookings ($ in millions) (3)	$4.2	$4.2	$1.8	$8.8	$23.5

Number of software solutions transactions booked > $500K	2	4	2	4	5
Average amount booked ($ in thousands) (4)	$243	$254	$244	$963	$552

Software solutions revenue
Revenue from current quarter bookings ($ in millions)	$1.4	$0.9	$1.4	$2.6	$1.1
Revenue from prior period bookings ($ in millions)	$5.5	$3.7	$4.9	$2.3	$9.6
Subscription/recurring revenue ($ in millions)	$5.7	$6.0	$5.8	$5.3	$4.6

Total software solutions revenue ($ in millions)	$12.6	$10.6	$12.1	$10.2	$15.3

Total revenue recognized by region
Greater APAC	19%	17%	20%	25%	27%
EMEA	24%	22%	21%	19%	20%
Americas	58%	61%	59%	56%	53%

Total revenue	100%	100%	100%	100%	100%

Days sales outstanding	41	38	38	37	34

Total headcount	1,309	1,327	1,280	1,188	1,186

Direct sales representatives (5)	57	57	54	43	38

1.	Software solutions bookings includes bookings for recurring transactions and essential services required to deliver the licensed functionality.
2.	Total contract value of bookings represents potential future revenue from contracts executed in the period. However, there can be no assurance that bookings will result in future revenue.
3.	Dollar value of multi-year agreements represent the total contract value of subscription/recurring and/or maintenance agreements with a contractual term of greater than one (1) year
4.	Average amount excludes recurring bookings less than $10K
5.	Direct sales representatives includes commission-based, quota carrying sales reps excluding sales management.